UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________________________________
FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 24, 2024
______________________________________________________
AT&T INC.
(Exact Name of Registrant as Specified in Charter)
______________________________________________________

Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas (Address of Principal Executive Offices)		75202 (Zip Code)
Registrant’s telephone number, including area code (210) 821-4105
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange
AT&T Inc. 2.400% Global Notes due March 15, 2024	T 24A	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due March 6, 2025	T 25A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due November 18, 2025	T 25B	New York Stock Exchange
AT&T Inc. 3.500% Global Notes due December 17, 2025	T 25	New York Stock Exchange

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. 1.600% Global Notes due May 19, 2028	T 28C	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 3.950% Global Notes due April 30, 2031	T 31F	New York Stock Exchange
AT&T Inc. 2.050% Global Notes due May 19, 2032	T 32A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 4.300% Global Notes due November 18, 2034	T 34C	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due May 19, 2038	T 38C	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 3.750% Global Notes due September 1, 2050	T 50A	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange
AT&T Inc. 5.625% Global Notes due August 1, 2067	TBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Throughout this document, AT&T Inc. is referred to as “we” or “AT&T.” AT&T is a holding company whose subsidiaries and affiliates operate worldwide in the telecommunications and technology industries.

Overview
We announced on April 24, 2024 that first-quarter 2024 net income attributable to common stock totaled $3.4 billion, or $0.47 per diluted share. First-quarter 2024 income per diluted share included amounts totaling $0.7 billion (pre-tax), or $(0.08) per share, resulting from the following significant items: $(0.06) per share from restructuring charges related to our Open RAN deployment and noncash impairment charges and $(0.03) per share from our proportionate share of DIRECTV intangible amortization, partially offset by $0.01 per share of other benefit related market-driven adjustments and other items. These results compare with a reported net income attributable to common stock of $4.2 billion, or $0.57 per diluted share, in the first quarter of 2023, which included $(0.04) per share from our proportionate share of DIRECTV intangible amortization and $(0.01) per share related to Accounting Standards Update No. 2020-06, partially offset by $0.02 per share of benefit-related market-driven adjustments.

Operating revenues in the first quarter of 2024 were $30.0 billion, down 0.4 percent from the first quarter of 2023, reflecting lower Mobility equipment revenue and continued declines in Business Wireline revenues. These decreases were partially offset by increased service revenues in Mobility and Consumer Wireline. Revenues also include increases resulting from favorable impacts of foreign exchange rates in Mexico.

Operating expenses in the first quarter of 2024 were $24.2 billion, up 0.2 percent, driven by higher depreciation expense related to our continued fiber and 5G investment, and the shortening of estimated lives of network equipment that will be replaced earlier than originally anticipated with our Open RAN deployment (our collaboration with Ericsson for commercial scale open radio access network deployment) and associated restructuring charges. These increases were largely offset by lower Mobility equipment costs resulting from lower wireless sales volumes and our continued transformation efforts.

Operating income in the first quarter was $5.8 billion compared to $6.0 billion in the comparable 2023 period, and AT&T’s first-quarter operating income margin was 19.5 percent, compared to 19.9 percent in the comparable 2023 period.

Other income (expense) - net in the first quarter was $0.5 billion compared to $0.9 billion in the comparable 2023 period. The decrease reflects lower pension and postretirement benefit credits in 2024, and impairments recognized on a held-for-sale business and an equity investment in a Latin America satellite business.

Cash from operating activities in the first quarter of 2024 was $7.5 billion, up $0.9 billion when compared to 2023, reflecting operational growth and timing of working capital, including higher receivable sales that were partially offset by higher device payments. Capital expenditures in the first quarter of 2024 were $3.8 billion, and when including $0.8 billion cash paid for vendor financing, capital investment was $4.6 billion, compared to prior-year first quarter capital investment of $6.4 billion (capital expenditures of $4.3 billion and vendor financing of $2.1 billion).

Segment Summary
We analyze our segments based on segment operating income, which excludes acquisition-related costs and other significant items. Our reportable segments are: Communications and Latin America.

Communications
Our Communications segment consists of our Mobility, Business Wireline and Consumer Wireline business units.

First-quarter 2024 operating revenues were $28.9 billion, down 1.0 percent versus first-quarter 2023, with segment operating income of $6.7 billion, consistent with the year-ago quarter. The Communications segment operating income margin was 23.4 percent, compared to 23.1 percent in the year-earlier quarter.

Mobility
Mobility revenues for the first quarter of 2024 were $20.6 billion, up 0.1 percent versus the first quarter of 2023, driven by service revenue growth of 3.3% from subscriber and postpaid phone ARPU growth, offset by lower equipment revenues due to lower sales volumes. Mobility operating expenses totaled $14.1 billion, down 1.3 percent versus the first quarter of 2023 due to lower equipment expenses resulting from lower device sales, partially offset by higher depreciation expense due to our Open RAN deployment and network transformation. Mobility’s operating income margin was 31.4 percent compared to 30.5 percent in the year-ago quarter.

In our Mobility business unit, during the first quarter of 2024, we reported a net gain of 741 thousand wireless subscribers. At March 31, 2024, wireless subscribers totaled 114.5 million (including approximately 5.9 million FirstNet connections) compared to 110.8 million at March 31, 2023. Effective with our first-quarter 2024 reporting, we have removed connected devices from our total

Mobility subscribers, consistent with industry standards and our key performance metrics. Connected devices include data-centric devices such as session-based tablets, monitoring devices and primarily wholesale automobile systems.

During the first quarter, total phone net adds (postpaid and prepaid) were 350,000 with total net adds by subscriber category as follows:
•Postpaid subscriber net adds were 389,000, with phone net adds of 349,000.
•Prepaid subscriber net adds were 1,000, with phone net adds of 1,000.
•Reseller net adds were 351,000.

For the quarter ended March 31, 2024, postpaid phone-only ARPU increased 0.9 percent versus the year-earlier quarter.

Postpaid phone-only churn was 0.72 percent compared to 0.81 percent in the first quarter of 2023. Total postpaid churn was 0.89 percent compared to 0.99 percent in the year-ago quarter.

Business Wireline
Business Wireline revenues for the first quarter of 2024 were $4.9 billion, down 7.8 percent versus the year-ago quarter, primarily due to lower demand for legacy voice and data services as well as product simplification, partially offset by growth in connectivity services and nonrecurring equipment revenues. Business Wireline operating expenses totaled $4.8 billion, down 2.1 percent when compared to the first quarter of 2023, due to lower personnel costs, and lower marketing and customer support expenses, partially offset by higher equipment costs. Business Wireline operating income margin was 1.3 percent compared to 7.1 percent in the year-earlier quarter.

Consumer Wireline
Consumer Wireline revenues for the first quarter of 2024 were $3.4 billion, up 3.4 percent versus the year-ago quarter, driven by growth in broadband revenues attributable to fiber, partially offset by declines in legacy voice and data services and other services. Consumer Wireline operating expenses totaled $3.1 billion, down 0.3 percent versus the first quarter of 2023, largely driven by lower customer support costs that were offset by increased network-related costs and depreciation. Consumer Wireline operating income margin was 6.4 percent compared to 2.9 percent in the year-earlier quarter.

At March 31, 2024, Consumer Wireline had approximately 13.8 million broadband connections compared to 13.7 million at March 31, 2023. During the first quarter, broadband subscriber net adds were 55,000, with growth in AT&T Internet Air and fiber broadband net adds of 252,000. Total broadband and DSL connections were 13.9 million at March 31, 2024, compared to 13.9 million at March 31, 2023.

Latin America
Our Latin America segment consists of our Mexico business unit and is subject to foreign currency fluctuations.

Revenues were $1.1 billion, up 20.4 percent when compared to the first quarter of 2023, primarily due to favorable impacts of foreign exchange rates, higher equipment sales and subscriber growth. Operating expenses were $1.1 billion, up 16.1 percent, driven by unfavorable impact of foreign exchange and higher equipment sales attributable to subscriber growth. Mexico’s operating income margin was 0.3 percent, compared to (3.4) percent in the year-earlier quarter.

We had approximately 22.5 million Mexico wireless subscribers at March 31, 2024 compared to 21.6 million at March 31, 2023. During the first quarter of 2024, we had postpaid net adds of 116,000 and prepaid net adds of 79,000.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed as part of this report:

(d)	Exhibits

	99.1	AT&T Inc. selected financial statements and operating data.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: April 24, 2024	By: /s/ Sabrina Sanders . Sabrina Sanders Senior Vice President - Chief Accounting Officer and Controller
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